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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement, which supplements the Registration Statement on Form S-3 no. 333-73606, of our report dated September 28, 2002, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2002-E-M, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
October 28, 2002